SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated March 29, 2010

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

In the Form 10-Q filed by Zale Corporation (the “Company”) for the quarter ended January 31, 2010, the Company disclosed that Citibank (South Dakota), N.A. (“Citibank”) would terminate the Merchant Services Agreement, dated as of July 10, 2000 (the “Agreement”), between Citibank and two of the Company’s wholly-owned subsidiaries, in 180 days, unless the Company paid Citibank approximately $6 million on or before April 1, 2010 for a shortfall to the minimum volume of credit sales as set forth in the Agreement. On March 29, 2010, Citibank and the Company agreed to extend the April 1, 2010 payment deadline to April 30, 2010.

The Company continues to evaluate available alternatives to the Agreement.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation

Dated:	March 30, 2010	By:	/s/ Matthew W. Appel
Matthew W. Appel
Executive Vice President and
Chief Financial Officer